                                                                     Exhibit 4.6

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE TRANSFER OF THIS WARRANT IS PROHIBITED IN CERTAIN CIRCUMSTANCES AS SET FORTH HEREIN.

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

                              Dated April 11, 1996

                          -----------------------------
                            Void After June 10, 1999

         The Cooper Companies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, the adequacy and receipt of which are hereby acknowledged, Anthony W. Hemming, or his registered permitted assigns in accordance with this Warrant (Anthony W. Hemming and such assigns, collectively, the `Warrantholder"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange herefor or transfer or replacements hereof, collectively, the "Warrants"), to purchase from the Company, for cash, Eighty-three Thousand Three Hundred Thirty-three (83,333) fully paid and nonassessable shares of Common Stock of the Company, par value $.10 per share (the "Common Stock"), on April 11, 1999 or any time or from time to time thereafter until June 10, 1999 (the "Exercise Period") at an exercise price of $11.375 per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein.

         This Warrant is being delivered pursuant to the Stock Purchase Agreement dated as of April 10, 1996 (the "Purchase Agreemenf'), among The Cooper Healthcare Group, Inc., the Company, Anthony W. Hemming, Edward C. Vollmer, Norman E. LeBlanc and Unimar, Inc.

         1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock), during the Exercise Period by the presentation and surrender of this Warrant with written notice of the Warrantholder electing to purchase, at the principal executive office of the Company or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of such Warrantholder appearing on the books of the Company, and upon payment to the Company of the Exercise Price for such shares of Common Stock. Such payment shall be made by certified or cashier's check to the order of the Company. The Company agrees that the shares so purchased (the "Warrant Shares") shall be deemed to have been issued to the Warrantholder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered (in accordance with Section 11 (b) hereof) together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid. Cerfificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time.

         2. Exercise Price. Warrant Shares shall be purchased at the Exercise Price set forth above, subject to adjustment as provided herein.

         3. Warrantholders Not Deemed Stockholders. The Warrantholder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholder, as holder of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been exercised and the Warrant Shares receivable upon the exercise hereof shall have been deemed delivered as provided in Section 1 above.

         4. Adjustment of Number of Shares, Exercise Price and Nature of Securities Issuable Upon Exercise of Warrants.

                  (a) Exercise Price; Adjustment of Number of Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b) Provisions for Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock and Convertible Securities. The following provisions shall also be applicable:

                           (i) In case at any time on or after the date hereof,
the Company shall declare any dividend, or order any other distribution, upon any stock of the Company of any class, payable in additional shares of Common Stock or by the issuance of evidence of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for additional shares of Common Stock (all such indebtedness and securities are referred to as "Convertible Securities") then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, the Exercise Price in effect immediately prior to such record date shall be reduced to equal the Exercise Price obtained by dividing (1) the number of shares of Common Stock, plus the number of shares of Common Stock issuable upon conversion of any previously issued

Convertible Securities, outstanding immediately prior to such record date multiplied by the then existing Exercise Price (plus, in the case of a dividend or distribution of Convertible Securities, the aggregate consideration payable to the Company upon the conversion of exchange of such Convertible Securities), by (2) the total number of shares of Common Stock, plus the number of shares of Common Stock issuable upon conversion of any previously issued Convertible Securities, outstanding immediately after such record date (assuming, in the case of a dividend or distribution of Convertible Securities, issuance of the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities on such record date).

                           (ii) In any case where an adjustment has been made in
the Exercise Price upon the issuance of Convertible Securities, no further adjustment shall be made at the time of the conversion or exchange of any such Convertible Securities. If any rights of conversion or exchange evidenced by Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall be readjusted to the Exercise Price that would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only additional shares of Common Stock issuable at the time of the dividend or distribution were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued for the consideration actually received by the Company upon such conversion or exchange.

                           (iii) In case at any time the Company shall fix a
record date of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed, pursuant to this Section 4(b), to have been issued or sold upon the declaration of such dividend or the making of such other distribution, as the case may be; provided, however, that the Company may elect to defer until the occurrence of such event (A) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and (B) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 6; provided, however, that the Company shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                           (iv) The number of shares of Common Stock outstanding
at any given time shall not include shares owned or held by or for the account of the Company.

                  (c) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, stock exchange, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, stock exchange, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this

Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant.

                  (d) Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased, and, conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

                  (e) Adjustment Certificate. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (1) the consideration received or to be received by the Company for any additional shares of Common Stock or Convertible Securities issued or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, (iii) the adjusted Exercise Price and (iv) the number of shares issuable upon exercise of this Warrant following the adjustment. The Company will send a copy of each such certificate to the Warrantholder in accordance with Section 11(b) hereof.

         5. Special Agreements of the Company.

                  (a) Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price.

                  (b) Avoidance of Certain Actions. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, stock exchange, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment of his rights hereunder.

                  (c) Communication to Shareholders. Any notice, document or other written communication given or made by the Company to all holders of Common Stock as such shall at the same time be provided to the Warrantholder.

         6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Price of one share of Common Stock.

         As used in this Warrant, "Current Market Price" of one share of Common Stock means the average of the daily closing prices of the Common Stock for the thirty (30) trading days before such date. The closing price for each day shall be the last sale price of shares of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

         7. Registered Holder; Transfer of Warrants or Warrant Shares.

                  (a) Maintenance of Registration Books; Ownership of this Warrant. The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

         The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this
Section 7 or Section 8.

                  (b) Exchange and Replacement. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with the provisions of Sections 7 and 8, this Warrant and all rights hereunder are transferable in whole or in part to any one or more family members of the Warrantholder (or trusts maintained for the benefit of any one or more such family members) upon the books of the

Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company, but are not transferable under any other circumstances. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.

                  (c) Warrants, Warrant Shares and Note Shares Not Registered. The Warrantholder, by accepting this Warrant, (i) acknowledges that this Warrant, the Warrant Shares and the Note Shares (as defined in Section 8(a) hereof) are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) represents and warrants that (A) he is an "accredited investor" (as defined in the rules and regulations under the Securities Act), (B) he is acquiring the Warrants and, upon exercise, the Warrant Shares, for investment and not with a view toward the resale or distribution thereof, and (C) he will not sell (i) any of the Warrants, except for transfers to family members (or trusts, family limited partnerships limited liability companies or limited liability partnerships maintained on their behalf) in transactions exempt from registration under federal and state securities laws, or (ii) any of the Warrant Shares or Note Shares, except in transactions exempt from registration under federal and state securities laws or pursuant to an effective registration statement pursuant to such laws.


         Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant, the Warrant Shares and Note Shares shall not be transferable except upon the conditions specified in this Section 7 and Section 8, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares and Note Shares.

                  (d) Restrictions on Transfer.

                           (i) Each Warrant shall be stamped or otherwise
imprinted with the legend set forth on the first page of this Warrant.

                           (ii) Each stock certificate representing Warrant
Shares shall be stamped or otherwise imprinted with the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT

                  TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                           (iii) No Warrant may be transferred, except to family
members (or trusts, family limited partnerships, limited liability companies or limited liability partnerships maintained on their behalf) in transactions exempt from registration under federal and state securities laws. The Warrantholder agrees that prior to any transfer of this Warrant (as permitted by the preceding sentence), Warrant Shares or Note Shares, the Warrantholder will give written notice to the Company of his intention to effect such a transfer, describing such intended transfer, and that such Warrantholder will not sell or transfer any or all of this Warrant, Warrant Shares or Note Shares without first delivering to the Company (A) an opinion of counsel skilled in securities matters (selected by such Warrantholder and reasonably satisfactory to the Company), to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act and in compliance with applicable state securities laws, or (B) an interpretative letter from the Securities and Exchange Commission (the "Commission") to the effect that the proposed transfer may be made without registration under the Securities Act; and (C) an agreement by the transferee to be bound by the provisions of this Warrant, including, without limitation, this Section 7 relating to transfers, and restrictions on transfers, of the Warrants, Warrant Shares and Note Shares; provided, however, that the provisions of this Section 7(d)(iii) shall not apply with respect to any Warrant Shares or Note Shares as to which there is a registration statement in effect under the Securities Act at the time of the proposed transfer.

         8. Registration.

                  (a) Registrable Securities. As used in this Section 8. the term "Registrable Securities" shall mean all Warrant Shares acquired by the Warrantholder upon exercise of the Warrants, together with all shares of Common Stock issued by the Company, if any, in payment for the Promissory Note dated April 11, 1996 issued to the Warrantholder pursuant to the Purchase Agreement (the "Note Shares"); provided that any such Warrant Share or Note Share shall be deemed to be Registrable Securities only if and so long as it is a security that
(i) has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule) and
(ii) may not be sold or transferred pursuant to Rule 144(k) (or any successor rule). For purposes of this Section 8, Warrant Shares and Note Shares shall include shares of Common Stock, whether or not such securities have in fact been issued, and stock or other securities of the Company issued upon conversion of, in a stock split or reclassification of, or a stock dividend or other distribution on, or in substitution or exchange for, or as a dividend or other distribution with respect to, or otherwise in connection with, such Warrant Shares and Note Shares or in a merger or consolidation involving the Company's assets. For the purpose of this Section 8, a Warrantholder of record shall be treated as the record holder of the related Warrant Shares then issuable upon the conversion or exercise thereof. The only class of securities which the Company is obligated to register under this Section 8 is Common Stock issuable upon exercise of the Warrants or constituting Note Shares.

                  (b) Required Registration.

                           (i) Demand Period. Whenever the Company shall receive
a written request therefor from the Warrantholder, which request shall be dated and made no earlier than January 2, 1999 and no later than the earlier of (A) ninety (90) days prior to the date the Warrantholder anticipates the first sale of Registrable Securities and (B) June 10, 1999 (the "Demand Period"), the Company shall promptly prepare and file a registration statement under the Securities Act covering the Registrable Securities and shall use its reasonable best efforts to cause such registration statement to become effective within the ninety (90) days following the Company's receipt of such request (but in no event prior to the date of issuance of any Registrable Securities). The Company shall not be obligated to prepare, file and cause to become effective more than one (1) registration statement covering the Registrable Securities hereunder.

                           (ii) Blackout Period. From time to time, from the
commencement of the Demand Period through the Termination Date (as defined in Section 8(c)(i) hereof), the Company shall have the right, by written notice to the Warrantholder in each case, (i) to delay the filing of a registration statement pursuant to Section 8(b) or suspend its obligations with respect to any filed registration statement under Section 8(c) and/or (ii) to request that any holder of Registrable Securities (each such holder, a "Selling Holder") discontinue dispositions of Registrable Securities until further notice, in writing, from the Company (and each Selling Holder hereby agrees to discontinue any distributions forthwith), if in the good faith judgment of the Company's Board of Directors it would be adverse to the Company for such registration statement to be filed, or for an effective registration statement to be amended (by incorporation by reference to other documents or otherwise) in order to continue to permit dispositions of Registrable Securities in compliance with applicable securities laws, because such filing or amendment would interfere with any bona fide financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or would compel premature disclosure thereof or any other significant corporate development; provided, however, that the Company shall have the right to defer such filing or to require discontinuance of such dispositions of Registrable Securities for a period or periods not to exceed 120 days in the aggregate in any one calendar year from January 2, 1999 through the Termination Date.

                  (c) Registration Procedures. If and whenever the Company is required by the provisions of Section 8(b) to effect the registration of Registrable Securities under the Securities Act, the Company will, at its expense, as expeditiously as possible:

                           (i) In accordance with the Securities Act and the
rules and regulations of the Commission (as defined in Section 7(d)(iii) hereof), prepare and file with the Commission a registration statement on Form S-3 or other form of registration statement appropriate with respect to such securities and, so long as the Warrantholder complies with the provisions of
Section 8(d) below, use its reasonable best efforts to cause such registration statement to become and remain effective until the earlier of (x) two (2) years after the date it first becomes effective or (y) the date on which all securities covered by such registration statement have been sold (such earlier date, the "Termination Date"), and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete;

                           (ii) If the offering is to be underwritten, enter
into a written underwriting agreement on customary terms with the Selling Holders participating in such offering and the underwriter in form and substance reasonably satisfactory to the managing underwriter of the public offering and the holders of a majority of the Registrable Securities participating in such offering;

                           (iii) Furnish to the Selling Holders participating in
such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and Selling Holders may reasonably request in order to facilitate the public offering of such securities;

                           (iv) Use its reasonable best efforts to register or
qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Selling Holders and underwriters may reasonably request; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                           (v) Notify the Selling Holders participating in such
registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) Notify such Selling Holders promptly of any
request by the Commission for the amendment or supplementation of such registration statement or prospectus or for additional information;

                           (vii) Prepare and promptly file with the Commission,
and promptly notify such Selling Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (viii) In case any of such Selling Holders or any
underwriter for any such Selling Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                           (ix) Advise such Selling Holders, promptly after it
shall receive notice or obtain knowledge thereof, of We issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (x) If requested by the managing underwriter or
underwriters or holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including information with respect to the Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (xi) Cooperate with the Selling Holders and the
managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (xii) Prepare a prospectus supplement or
post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (xiii) Enter into such customary agreements
(including an underwriting agreement) in customary form and take all such other actions in connection therewith as are reasonable in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement in entered into and whether or not the registration is an underwritten registration:

                                    (A) make such representations and warranties
      to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                                    (B) if an underwriting agreement is entered
      into, the same shall set forth in full the indemnification provisions and procedures of Section 8(e) hereof with respect to all parties to be indemnified pursuant to said Section; and

                                    (C) the Company shall deliver such documents
      and certificates as may be requested by the holders of the majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with the terms of this Section 8(C) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (xiv) Make available for inspection by a
representative of the Selling Holders to be included in the registration statement, any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by the Company or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the preparation of the registration statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order, in which event such persons shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company so that the Company may seek a protective order or other appropriate remedy ("Protective Action"). In the event the Company fails to seek Protective Action, or such Protective Action is not obtained, such persons shall exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded those records, information or documents which they are required to disclose by such court or administrative order;

                           (xv) Otherwise use its commercially reasonable best
efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders, earning statements satisfying the provisions of Section 11 (a) of the Securities Act no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a registration statement;

                           (xvi) At the request of any such Selling Holder (1)
furnish to such Selling Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Selling Holder or

Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) use its commercially reasonable best efforts to furnish to such Selling Holder letters in customary form dated each such effective date and such dosing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Selling Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters of the type customarily covered by such "cold comfort letters" as the underwriters may reasonably request, or, if the offering is not underwritten, as such requesting holder or holders may reasonably request; and

                           (xvii) Use its reasonable best efforts to cause all
such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed,

                  (d) Agreements by Warrantholder and Selling Holders. The Warrantholder, and each Selling Holder, agrees:

                           (i) subsequent to registration, to provide the
Company with periodic notice, at least monthly, of his intent to sell Registrable Securities and, whenever reasonably possible, at least three (3) days prior to the date of his intended sale of Registrable Securities;

                           (ii) upon receipt of any notice from the Company of
the happening of any event of the kind described in Section 8(c)(vii)-(ix) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of copies of the supplemented or amended prospectus contemplated by Section 8(c)(xii) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holders possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice; and

                           (iii) prior to participating in any underwritten
registration hereunder he shall (A) agree to sell his securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (B) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required of him under the terms of such underwriting arrangements and this Warrant.

                  (e) Indemnification.

                           (i) The Company hereby agrees to indemnify each
Selling Holder and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with a registration of any of the Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or other document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and any violation by the Company of the Securities Act, the Exchange Act and any state securities law or any rule or regulation promulgated thereunder, applicable to the Company, and relating to action or inaction with respect to an action required of the Company in connection with such registration, and to reimburse the Selling Holder for any reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action upon submission by the Selling Holder of documentation supporting such reasonable expenses; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by a Selling Holder or on his behalf specifically for inclusion in such registration statement; provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Selling Holder from whom the person asserting such claim, loss, damage, liability or action purchased the Registrable Securities if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage, liability or action. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 8(e)(i).

                           (ii) Each Selling Holder agrees, severally but not
jointly, to indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance relating to any Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and to reimburse the Company and each other person indemnified pursuant to this subsection (A) for any reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this subsection (B) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information (including, without limitation, written negative responses to inquiries) furnished to the Company by such Selling Holder or on his behalf specifically for use in such prospectus, or other document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any amendment or supplement thereto. Each Selling Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company by provided in this
Section 8(e)(ii). Anything in, this Agreement contained to the contrary notwithstanding, the liability of each Selling Holder for indemnification or contribution hereunder shall be limited to the amount of proceeds received by such Selling Holder in the offering giving rise to such liability.

                           (iii) Each party entitled to indemnification
hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at such Indemnifying Party's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and, provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8(e) except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (iv) If the indemnification provided for in this
Section 8(e) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrantholder and each Selling Holder agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section 8(e), in no event shall the amount contributed by any Selling Holder exceed the aggregate net offering proceeds received by such Selling Holder from the sale of Registrable Securities to which such contribution or indemnification claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (f) Rule 144. The Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Securities Act and the Exchange Act, and that it will take any such other actions as are reasonably necessary in order for Rule 144 (or any successor rule) to be available with respect to a public sale of Registrable Securities without registration under the Securities Act. The Company hereby agrees that upon the receipt by it of an opinion of counsel for a Selling Holder of Registrable Securities to the effect that such Registrable Securities are eligible for sale pursuant to the provisions of subparagraph (k) of Rule 144 (or any successor rule), it will promptly take such actions as are necessary to provide said Selling Holder with unlegended certificates representing the Registrable Securities which are the subject of said opinions, and that it will promptly remove all stop transfer instructions with respect thereto.

                  (g) Stockholder Information. The Company may require each holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 8 to furnish the Company such information with respect to such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         9. Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants with the Warrantholder, and each holder of Warrant Shares and Note Shares that:

                  (a) Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized capital of the Company consists of 20 million shares of Common Stock (of which 11,654,333 shares are outstanding as of the date hereof) and 1 million shares of Preferred Stock (none of which shares are outstanding as of the date hereof). As of the date hereof, no unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of the Warrants and except as indicated on Schedule A hereto. As of the date hereof, the Company has not issued or agreed to issue any stock purchase rights or convertible securities other than the Warrants and, except as indicated on Schedule A hereto, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of Common Stock and Preferred Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

                  (b) Authority. The Company has full corporate power and authority to execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant or in payment of the Note, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                  (c) No Legal Bar. Neither the execution, delivery or performance of this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant or in payment of the Note will (A) conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company, (B) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate which violation would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Company's ability to complete the transactions contemplated hereby, (C) require any consent or authorization or filing with, or other act by or in respect of any governmental authority or (D) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound the effect of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (d) Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein or when issued in payment of the Note, the shares of Common Stock so issued will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

         10. Continuing Validity. A holder of Warrant Shares shall continue to be entitled to all rights to which a Warrantholder is entitled pursuant to the provisions of this Warrant except such rights as by their terms apply solely to a Warrantholder, notwithstanding the fact that this Warrant has been exercised or the period of exercisability has expired. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the Warrant Shares issued upon exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, the Company's continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

         11. Miscellaneous Provisions.

                  (a) Governing Law and Venue. This Warrant shall be deemed to have been made in the State of Connecticut and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Connecticut, without regard to principles of conflicts of law. The parties agree that any action or proceeding arising in connection with this Warrant shall be tried and litigated in the state or federal courts located in the County of Fairfield, State of Connecticut. Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in Section 11 (b).

                  (b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (FedEx); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to the Company to:

                  The Cooper Companies, Inc.
                  6140 Stoneridge Mall Road
                  Pleasanton, CA 94588
                  Attention: Carol R. Kaufman, Chief Administrative Officer
                  Fax: 1510-460-3662

         With a copy to:


                  CooperSurgical, Inc.
                  15 Forest Parkway
                  Shelton, CT 06484
                  Attention: Nicholas J. Pichotta, President
                  Fax: 1203-926-4383

         To the Warrantholder or Holder of Warrant Shares:

         At the address of such holder as it appears on the records of the Company

         With a copy to:

                  Kelley Drye & Warren
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, CT 06901-3229
                  Robert A. Horowitz, Esq.
                  Fax: 1203-327-2669
or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  (c) Successors and Assigns. This Warrant shall not be transferrable by the Warrantholder except to a family member, or trust maintained for the benefit of such family member. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and the holders of Warrant Shares and Note Shares and the successors, assigns and transferees of the Company, and the assignees and transferees as permitted hereunder of the Warrantholder and the holders of Warrant Shares and Note Shares.

                  (d) Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, upon the written consent or written waiver of the Warrantholder(s) of a majority in interest of the Warrants.

                  (e) Severability. If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

                  (f) Headings. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on this 11th day of April, 1996.

                                                THE COOPER COMPANIES, INC.,
                                                a Delaware Corporation

                                                By:   /s/ Robert S. Weiss
                                                    ----------------------------
                                                    Name:  Robert S. Weiss
                                                           ---------------------
                                                    Title: Executive VP -- CFO
                                                           ---------------------
Attest:


  /s/ Carol R. Kaufman
-----------------------------------
Carol R. Kaufman


Accepted:

  /s/ Anthony W. Hemming
-----------------------------------
Anthony W. Hemming

                                   SCHEDULE A

                   POTENTIALLY ISSUABLE SHARES OF COMMON STOCK


                                                                                                  No. of Shares
                                                                                                  -------------

Convertible Debentures - $9,290,000 principal amount convertible at $15                              619,333
per share

Outstanding Stock Options                                                                            342,863

Non-Employee Director Restricted Stock Plans shares available for grant                              176,357

1988 Long Term Incentive Plan Shares available for grant                                             916,091

1994 Warrants                                                                                         26,666

1996 Warrants                                                                                         83,333

Note Shares                                                                                 To be determined by the
                                                                                            Company in its sole
                                                                                            discretion prior to
                                                                                            April 11, 1999